Exhibit 10.1

Amendment No. 1 to the Standard Microsystems Corporation 2008 Supplemental Executive Retirement Plan

Whereas Standard Microsystems Corporation (“SMSC”) maintains a Supplemental Executive Retirement Plan (“Plan”) that was amended and restated as of January 1, 2008;

Whereas SMSC desires to amend the Plan (the “Amendment”), to, inter alia, freeze the benefit level for existing participants in the Plan, close the Plan to new Participants, and correct certain typographical errors in the Plan;

Now, therefore, the Plan is hereby amended as follows:

1.  Section 1.5 of the Plan is hereby amended by adding the following language after the last sentence in Section 1.5:

Notwithstanding anything to the contrary in this Plan, the Base Annual Salary for Messrs. Peter Byrnes, Aaron Fisher, Robert Hollingsworth, James Mulski, Walter Siegel and Johnson Tan shall mean One Hundred and Five Percent (105%) of the annual base salary being earned by each of them as of February 28, 2010.

2.  Section 2.1 of the Plan is hereby amended by adding the following text after the last sentence in Section 2.1:

The Plan has been closed to new Participants as of November 3, 2009.

3.  Section 5.1 of the Plan is hereby amended by changing the numbers “5.3” and “5.7” in the first paragraph of that Section to “5.4” and “5.8” respectively.

4. Section 3.3 of the Plan is hereby amended by deleting the text of this section in its entirety and replacing it with the following new text:

In the event of any Change in Control, notwithstanding any provisions of the Plan to the contrary, all Participants who are employees of  the Company at that time shall immediately become 100% vested in their benefits payable pursuant to the Plan.

5.   Except as expressly amended herein all terms and conditions of the Plan shall remain in full force and effect.   All capitalized terms not defined herein shall have the meaning set forth in the Plan.

6.  This Amendment shall be effective upon its execution by an officer of SMSC.

Standard Microsystems Corporation

By:	/s/ Kris Sennesael
Its:	Vice President and Chief Financial Officer